SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 29, 2004

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 12.  Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated January 29, 2004, reporting Dendrite’s financial results for the fourth quarter and year ended December 31, 2003.

The discussion of Dendrite’s 2003 three month and twelve month period historical results as well as its outlook for future results include, and where indicated exclude, the impact of items related to Dendrite’s acquisition of Synavant, Inc. (“Synavant”) and certain other indicated items which relate to operational earnings, cash from operations, revenue and other financial amounts related to Synavant.  These adjusted items include Synavant integration costs, acquisition and restructuring activity payments, severance and facility closure costs, and other specified acquisition-related items in connection with the Synavant acquisition, as well as amortization of definite lived intangibles arising from Dendrite’s Synavant and SAI acquisitions.  The 2002 items (which were previously disclosed and previously adjusted for the corresponding 2002 periods) relate to severance payments from a work force reduction, an adjustment to the fair value of a building held for sale, a benefit resulting from the reversal for a reserve related to anticipated future loss obligations, a revised estimate of restructuring accrual, and amortization of definite lived intangibles arising from the SAI acquisition.  These 2003 and 2002 period adjustments are further detailed in, and reconciled to generally accepted accounting principles (GAAP), as part of the press release.

Dendrite believes that by reflecting the 2003 impact of these acquisition-related items, it provides investors with insight into the operating performance of Dendrite’s historic business as well as identifying the impact of the Synavant acquisition and the amortization of definite lived intangibles in connection with the Synavant and SAI acquisitions.

Dendrite further believes that by breaking out the 2002 adjusted items as described above and as described in the press release, it similarly provides investors with additional insight into the historic operating performance of Dendrite’s business factoring out those specific items occurring in 2002.

Dendrite management also internally uses these non-GAAP adjusted amounts to manage and evaluate its historic operating performance on a  period-over-period comparative basis as well as its combined business performance, and in managing its overall business.  For 2003, these adjusted items allowed management to evaluate progress on its historic business excluding the Synavant acquisition (and, as to amortization of definite lived intangibles, excluding the Synavant and SAI acquisitions).  Management uses various methods to evaluate its operations and does not depend exclusively on such non-GAAP adjusted amounts or on any other single analysis model.

Dendrite has also provided its outlook information on both a GAAP basis and adjusted basis to account for these same items, to the extent applicable, and for the same reasons as described above.

The Company has detailed in its financial data tables accompanying the press release all such adjusted items and reconciliation items in order to assist investors in reviewing such non-GAAP adjusted amounts.  All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated:	January 29, 2004	By:	KATHLEEN E. DONOVAN
		Name:	Kathleen E. Donovan
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated January 29, 2004.